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                                                                   EXHIBIT 10.28

                             ALDERWOODS GROUP, INC.

                           DIRECTOR COMPENSATION PLAN

1. PURPOSE. This Alderwoods Group Incorporated Director Compensation Plan (the "Plan") is established to allow the outside directors of Alderwoods Group, Inc. (the "Company") to participate in the ownership of shares of the Company's common stock ("Common Stock").

2.       ADMINISTRATION.

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and to authorize and supervise any issuance or payment of Common Stock and any crediting or payment of Deferred Stock (as defined in Section 5 below) hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any issuance of Common Stock under the Plan. The Committee may delegate any of its responsibilities to one or more of its affiliates and agents, including employees of the Company or one or more of the Company's affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant in the Plan shall participate in the making of any decision with respect to any question relating to Common Stock issued under the Plan exclusively to that Participant.

(b) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

(c) The cost of issuing Common Stock pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

3. ELIGIBILITY. Shares of Common Stock shall be issued to each member of the Board of Directors of the Company who is not an employee of the Company if such member of the Board of Directors so elects in accordance with Section 5, provided that shares of the Company's Common Stock remain available for issuance hereunder in accordance with
         Section 4. Each non-employee director of the Company shall be referred to herein as a "Participant."

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4.       SHARES SUBJECT TO THE PLAN. The shares subject to the Plan shall be authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with Section 9 of the Plan, the maximum number of shares of Common Stock which may be issued and/or credited to Accounts (as defined below) as Deferred Stock under the Plan shall be 100,000 and the adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 100,000 authorized but unissued, or reacquired, shares of Common Stock for issuance under the Plan.

5.       DIRECTOR COMPENSATION ELECTION.

(a)               The amount of (i) the director retainer fee (the "Retainer"),
                  (ii) the director fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (the "Meeting Fees"), and (iii) any other compensation paid to the directors for services as a director (the "Other Compensation") shall be determined from time to time by the Company's Board of Directors.

(b) Each Participant may elect to have all or any portion of his or her Retainer, Meeting Fees and/or Other Compensation payable in cash or Common Stock and may further elect to have such Common Stock paid in the form of deferred Common Stock ("Deferred Stock"), which will be credited to a booking account in the name of the Participant (the "Account") in accordance with this Plan.

(c) An election to receive payment of the Retainer, the Meeting Fees and/or the Other Compensation in the form of Common Stock or Deferred Stock of the Company pursuant Section 5(b) above must be made in writing and delivered to the Company prior to the start of the calendar year in which the Retainer, the Meeting Fees and/or the Other Compensation would otherwise be paid and such election will be irrevocable for the affected calendar year (the "Affected Year"). To participate in the Plan during the calendar year in which the Plan becomes effective, the Participant must make an election pursuant to
                  Section 5(b) within 30 days after the Effective Date (as defined in Section 14) and such election will be irrevocable for the remainder of the Affected Year. To participate in the Plan during the first calendar year in which a non-employee director becomes eligible to participate in the Plan, the new non-employee director must make an election pursuant to
                  Section 5(b) within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the Affected Year and, Canadian resident directors, must in any event elect pursuant to Section 5(b) at least 10 business days prior to the end of the first Quarter in which the Participant is a director. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company. If a non-employee director does not file an election form by the specified date, he or she will be deemed to have elected to receive all of the Retainer, the Meeting Fees and the Other Compensation in cash.

(d) If a Participant elects to receive Common Stock in payment of all or part of his or her Retainer, Meeting Fees and Other Compensation, the number of shares of



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                  Common Stock to be issued shall equal the cash amount that would have been paid divided by the Fair Market Value of one share of Common Stock on the date on which such cash amount would have been paid.

6.       DEFERRAL.

         The provisions of this Section 6 apply to Participants who are not Canadian Resident Directors.

(a) If a Participant elects to receive Deferred Stock in payment of all or part of his or her Retainer, Meeting Fees and/or Other Compensation, there shall be credited to the Participant's Account as of the day such Retainer, Meeting Fees and/or Other Compensation would have been paid, the number of shares of Deferred Stock which is equal to the number of shares of Common Stock that would otherwise have been delivered to the Participant pursuant to Section 5(d) above on such date. The shares of Deferred Stock credited to the Participant's Account shall represent the number of shares of Common Stock that the Company will issue to the Participant at the end of the deferral period.

(b) The Deferred Stock shall be subject to a deferral period beginning on the date of crediting to the Participant's Account and ending upon termination of service as a Director or such other period as the Participant may have elected. The period of deferral shall be (i) for a minimum period of one year, except in the case where the Participant elects a deferral period determined by reference to his or her termination of service as a Director; and (ii) for a maximum period of not more than 10 years after the date of termination of service as a Director. During the deferral period, the Participant shall have no right to transfer any rights under his or her Deferred Stock and shall have no other rights of ownership therein.

(c) A Participant's Account will be credited as of the last day of each calendar quarter with that number of additional shares of Deferred Stock equal to the amount of cash dividends paid by the Company during such quarter on the number of shares of Common Stock equivalent to the number of shares of Deferred Stock in the Participant's Account from time to time during such quarter divided by the Fair Market Value of one share of Common Stock on the last business day of such calendar quarter. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock with respect to which the dividend equivalents were credited.

(d) In the event of the death of a Participant, the Participant's Account shall be immediately paid in the form of Common Stock to the person or persons (a "Beneficiary" or "Beneficiaries") designated by the Participant (the "Beneficiary Designation") to receive payment of the Participant's Account in the event of the death of the Participant. If no Beneficiary Designation is in effect or if no Beneficiary is then living, upon the death of a Participant, such Participant's Account shall be paid to the Participant's estate.



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(e)               Notwithstanding the foregoing provisions, (i) if, upon the
                  Participant's termination of service as a Director, the value of the Participant's Account is less than $500, the amount of such Participant's Account, at the discretion of the Board of Directors, may be immediately paid to the Participant or, if the Participant is deceased, to his or her Beneficiary or Beneficiaries in cash or shares of Common Stock; (ii) if a Change in Control of the Company occurs, the amount of each Participant's Account shall immediately be paid to the Director in full; and (iii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h)(4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or the Participant's Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Board of Directors may in its sole discretion accelerate the payment to the Participant or his or her Beneficiary of the Participant's Account, but only up to the amount necessary to meet the emergency.

7.       DEFERRAL - CANADIAN RESIDENT DIRECTORS.

         The provisions of this Section 7 apply to Participants who are Canadian Resident Directors.

(a) If a Participant elects to receive Deferred Stock in payment of all or part of his or her Retainer, Meeting Fees and/or Other Compensation, there shall be credited to the Participant's Account as of the day such Retainer, Meeting Fees and/or Other Compensation would have been paid, the number of shares of Deferred Stock which is equal to the number of shares of Common Stock that would otherwise have been delivered to the Participant pursuant to Section 5(d) above on such date. The shares of Deferred Stock credited to the Participant's Account shall represent the number of shares of Common Stock that the Company will issue to the Participant at the end of the deferral period.

(b) The Deferred Stock will be subject to a Deferral Period beginning on the date of crediting to the Participant's Account and ending upon the Participant's Redemption Date. During the Deferral Period, the Participant shall have no right to transfer any rights under his or her Deferred Stock and shall have no other rights of ownership therein.

(c) A Participant's Account will be credited as of the last day of each calendar quarter with that number of additional shares of Deferred Stock equal to the amount of cash dividends paid by the Company during such quarter on the number of shares of Common Stock equivalent to the number of shares of Deferred Stock in the Participant's Account from time to time during such quarter divided by the Fair Market Value of one share of Common Stock on the last business day of such calendar quarter. Such dividend equivalents, which shall likewise be credited with dividend equivalents, shall be deferred until the end of the deferral period for the Deferred Stock with respect to which the dividend equivalents were credited.



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(d)               In the event of the death of a Participant, the Participant's
                  Account shall be immediately paid in the form of Common Stock to the Beneficiary or Beneficiaries designated by the Participant in his or her Beneficiary Designation. If no Beneficiary Designation is in effect or if no Beneficiary is then living, upon the death of a Participant, such Participant's Account shall be paid to the Participant's estate in the form of Common Stock.

(e) Notwithstanding the foregoing provisions, if, upon the Participant's termination of service as a director, the value of the Participant's Account is less than $500, the amount of such Participant's Account, at the discretion of the Board of Directors, may be immediately paid to the Participant or, if the Participant is deceased, to his or her Beneficiary or Beneficiaries in cash or shares of Common Stock.

(f) For greater certainty, no amount will be paid and no other benefit will be granted to, or in respect of a Participant under the Plan or pursuant to any other arrangement, in order to compensate for a downward fluctuation in the price of Common Stock.

8. DEFINITIONS, ETC.

(a) For purposes of this Plan, the Fair Market Value of the Common Stock on any date means (i) the closing sale price per share of Common Stock as reported on the principal exchange on which shares of Common Stock are then trading, if any, or, if applicable, the NASDAQ National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. To the extent that the application of any formula described in this Plan does not result in a whole number of shares of Common Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Common Stock shall be issued under the Plan.

(b) For purposes of this Plan, a Change in Control shall have the meaning ascribed to such term in the Company's 2002 Equity Incentive Plan.

(c) Notwithstanding anything to the contrary contained in this Plan, it is a condition to the payment of the Participant's Retainer, Meeting Fees and Other Compensation in the form of Common Stock or Deferred Stock, that the issuance of shares under this Plan has been registered under the Securities Act of 1933, as amended and no Participant will be able to receive Common Stock or Deferred Stock in payment of all or part of his or her Retainer, Meeting Fees and Other Compensation unless and until the Company has prepared and filed a Registration Statement on Form S-8 covering the shares to be issued under the Plan.

(d)               For purposes of Section 7, the following definitions apply:

                  (i) "Canadian Resident Director" means a Participant who is a resident of Canada for purposes of the INCOME TAX ACT (Canada) in an Affected Year.



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                  (ii)     "Redemption Date" with respect to a Participant who
                           has a Retirement Date, shall be the day specified by or in respect of the Participant in an election filed with the Company and shall not be prior to the date that is at least 5 business days from the date of delivery of such election to the Company and shall not be later than 15 December of the first calendar year commencing after the Participant's Retirement Date. Where a Participant fails to make an election within the above-mentioned period, his or her Redemption Date shall be 15 December of the first calendar year commencing after the Participant's Retirement Date. In any event, the payment of the Participant's benefits under the Plan will take place no later than 31 December of the first calendar year commencing after the Participant's Retirement Date.

                  (iii) "Retirement Date" means the date on which a Participant ceases to be a director. If a Participant becomes an Employee but continues to be a Director, his or her participation in the Plan shall be suspended effective the date of the commencement of his employment and shall resume upon termination of such employment. If prior to the termination of his or her employment such Participant ceases to be a Director, the Participant's Retirement Date shall be deemed to be the date he or she ceases to be an Employee.

9. DELIVERY OF SHARES. The Company shall make delivery of certificates representing the shares of Common Stock which a Participant has elected to receive in payment of all or part of his or her Retainer, Meeting Fees and/or Other Compensation, within a reasonable period of time; PROVIDED, HOWEVER, that if any law, regulation or agreement requires the Company to take any action with respect to the shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares received under this Plan may bear such restrictive legends as may be necessary or desirable in order to comply with the applicable federal and state securities laws.

10. ADJUSTMENTS. In the event that, after the Effective Date of this Plan (as defined in Section 14), the outstanding shares of Common Stock are increased or decreased or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend payable in stock, appropriate adjustments shall be made by the Company's Board of Directors in the number and kind of shares or other securities that may be issued under this Plan. All adjustments made by the Board of Directors under this Section 10 shall be final and conclusive.

11. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may at any time terminate, suspend or amend the Plan, provided such amendment does not adversely affect the treatment under the Income Tax Act (Canada) (the "Act") of directors who are residents of Canada for purposes of the Act. An amendment or the termination of this Plan shall not adversely affect the right of a Participant to receive shares of Common Stock issuable or cash payable at the effective date of the amendment or termination.



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12.      WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, provincial, local or foreign taxes in connection with any payment made or benefit realized by a Participant under this Plan, and the amount available to the Company for such withholding is insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements with the Company for payment of the balance of such taxes required to be withheld, which arrangements in the discretion of the Committee, may include relinquishment of a portion of such benefit.

13.      MISCELLANEOUS.

(a) The rights, benefits or interests a Participant may have under this Plan are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any action attempting to effect any transaction of that type shall be void and of no force and effect.

(b) The adoption and maintenance of this Plan shall not be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

(c) The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder and the rights of any and all persons having or claiming to have any interest herein or hereunder shall be determined exclusively in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

(d) All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

(e) The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

14. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective immediately upon the date of its approval by the stockholders of the Company (the "Effective Date").




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